Exhibit 5.1 111 South Wacker Drive Chicago, IL 60606 Telephone: 312-443-0700 Fax: 312-443-0336 www.lockelord.com

September 9, 2009

AMCOL International Corporation
2870 Forbs Avenue
Hoffman Estates, IL 60192

Ladies and Gentlemen:

We are acting as securities counsel to AMCOL International Corporation, a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), by the Company of some or all of the following securities, in amounts, at prices and on terms to be determined at the time of offering:  (i) one or more series of debt securities (the “Debt Securities”), (ii) shares of common stock, par value $0.01 per share (the “Common Stock”), (iii) shares of preferred stock (the “Preferred Stock”), (iv) depositary shares representing entitlement to all rights and preferences of a fraction of a share of Preferred Stock of a specific series (the “Depositary Shares”), (v) warrants to purchase Debt Securities, Common Stock, Preferred Stock or Depositary Shares (collectively, the “Warrants”), (vi) stock purchase contracts to purchase shares of Common Stock, Preferred Stock or Depositary Shares at a future date or dates (the “Stock Purchase Contracts”), and/or (vii) stock purchase units (the “Stock Purchase Units”) representing ownership of a Stock Purchase Contract and Debt Securities or debt obligations of third parties including United States Treasury securities (together with the Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares, the Warrants and the Stock Purchase Contracts, the “Securities”).  Any Debt Securities may be convertible into shares of Common Stock or one or more series of Preferred Stock.  Any shares of Preferred Stock may be convertible into shares of Common Stock.

The Debt Securities will be issued pursuant to an Indenture (the “Indenture”) between the Company and a financial institution to be identified therein as trustee (the “Trustee”).  The Depositary Shares will be issued pursuant to a depositary agreement (the “Depositary Agreement”) between the Company and a financial institution identified therein as depositary (the “Depositary”).  The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”), each to be between the Company and a financial institution identified therein as warrant agent (each, a “Warrant Agent”).  The Stock Purchase Contracts will be issued pursuant to a Stock Purchase Contract Agreement (the “Stock Purchase Contract Agreement”) between the Company and an entity identified therein as stock purchase contract agent (the “Stock Purchase Contract Agent”).  The Stock Purchase Units will be issued pursuant to a Stock Purchase Unit Agreement (the “Stock Purchase Unit Agreement”) between the Company and an entity identified therein as stock purchase unit agent (the “Stock Purchase Unit Agent”).

AMCOL International Corporation
September 9, 2009

In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities and, for purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed.  In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable in connection with this opinion, including (a) the Certificate of Incorporation of the Company and the Bylaws of the Company, as amended, and (b) the Registration Statement.  In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such copies and the authenticity of telegraphic or telephonic confirmations of public officials and others.  As to facts material to our opinion, we have relied upon certificates or telegraphic or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

The opinions set forth below address the effect on the subject transaction only of the federal securities laws of the United States and the internal laws of the State of Illinois, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.           The Indenture has been duly authorized by the Company and, when duly executed and delivered by the Company, will constitute the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

2.           The Debt Securities have been duly authorized by the Company and, when the Debt Securities have been duly established by the Indenture, duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Debt Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.           The Common Stock has been duly authorized by the Company and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, will be validly issued, fully paid and nonassessable.

AMCOL International Corporation
September 9, 2009

4.           The Preferred Stock has been duly authorized by the Company and, when the Preferred Stock has been duly established in accordance with the terms of the Company’s Certificate of Incorporation defining the rights and preferences of the Preferred Stock, and applicable law, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Preferred Stock will be validly issued, fully paid and nonassessable.

5.           The Depositary Agreements have been duly authorized and, when the final terms thereof have been duly established, and when duly executed and delivered by the Company, will constitute the legally valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms.

6.           The Depositary Shares have been duly authorized by the Company and, when the final terms thereof have been duly established, and when duly executed by the Company and countersigned by the applicable Depositary in accordance with the applicable Depositary Agreement and delivered to and paid for by the purchasers thereof in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, will be validly issued.

7.           The Warrant Agreements have been duly authorized and, when the final terms thereof have been duly established, and when duly executed and delivered by the Company, will constitute the legally valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms.

8.           The Warrants have been duly authorized by the Company and, when the final terms thereof have been duly established, and when duly executed by the Company and countersigned by the applicable Warrant Agent in accordance with the applicable Warrant Agreement and delivered to and paid for by the purchasers thereof in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

9.           The Stock Purchase Contract Agreements have been duly authorized and, when the final terms thereof have been duly established, and when duly executed and delivered by the Company, will constitute the legally valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms.

10.           The Stock Purchase Contracts have been duly authorized by the Company and, when the final terms thereof have been duly established, and when duly executed by the Company and countersigned by the applicable Stock Purchase Contract Agent in accordance with the applicable Stock Purchase Contract Agreement and delivered to and paid for by the purchasers thereof in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

AMCOL International Corporation
September 9, 2009

11.           The Stock Purchase Unit Agreements have been duly authorized and, when the final terms thereof have been duly established, and when duly executed and delivered by the Company, will constitute the legally valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms.

12.           The Stock Purchase Units have been duly authorized by the Company and, when the final terms thereof have been duly established, and when duly executed by the Company and countersigned by the applicable Stock Purchase Unit Agent in accordance with the applicable Stock Purchase Unit Agreement and delivered to and paid for by the purchasers thereof in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

The opinions set forth above are subject to the following exceptions, limitations and qualifications:  (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors, (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought, (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy, (iv) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in Section 5.15 of the Indenture, and (v) we express no opinion with respect to whether acceleration of Debt Securities may affect the collectability of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture, that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

To the extent that the obligations of the Company under each Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the legally valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, generally with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

AMCOL International Corporation
September 9, 2009

To the extent that the obligations of the Company under each Depositary Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Depositary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Depositary is duly qualified to engage in the activities contemplated by the Depositary Agreement; that the Depositary Agreement has been duly authorized, executed and delivered by the Depositary and constitutes the legally valid and binding obligation of the Depositary enforceable against the Depositary in accordance with its terms; that the Depositary is in compliance, generally with respect to acting as a Depositary under the Depositary Agreement, with all applicable laws and regulations; and that the Depositary has the requisite organizational and legal power and authority to perform its obligations under the Depositary Agreement.

To the extent that the obligations of the Company under each Stock Purchase Contract Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Stock Purchase Contract Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Stock Purchase Contract Agent is duly qualified to engage in the activities contemplated by the Stock Purchase Contract Agreement; that the Stock Purchase Contract Agreement has been duly authorized, executed and delivered by the Stock Purchase Contract Agent and constitutes the legally valid and binding obligation of the Stock Purchase Contract Agent enforceable against the Stock Purchase Contract Agent in accordance with its terms; that the Stock Purchase Contract Agent is in compliance, generally with respect to acting as a Stock Purchase Contract Agent under the Stock Purchase Contract Agreement, with all applicable laws and regulations; and that the Stock Purchase Contract Agent has the requisite organizational and legal power and authority to perform its obligations under the Stock Purchase Contract Agreement.

To the extent that the obligations of the Company under each Stock Purchase Unit Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Stock Purchase Unit Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Stock Purchase Unit Agent is duly qualified to engage in the activities contemplated by the Stock Purchase Unit Agreement; that the Stock Purchase Unit Agreement has been duly authorized, executed and delivered by the Stock Purchase Unit Agent and constitutes the legally valid and binding obligation of the Stock Purchase Unit Agent enforceable against the Stock Purchase Unit Agent in accordance with its terms; that the Stock Purchase Unit Agent is in compliance, generally with respect to acting as a Stock Purchase Unit Agent under the Stock Purchase Unit Agreement, with all applicable laws and regulations; and that the Stock Purchase Unit Agent has the requisite organizational and legal power and authority to perform its obligations under the Stock Purchase Unit Agreement.

AMCOL International Corporation
September 9, 2009

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included therein.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby.  This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

Very truly yours,

/s/ LOCKE LORD BISSELL & LIDDELL LLP

LOCKE LORD BISSELL & LIDDELL LLP